EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-146340, 333-172619, and 333-183053 on Form S-8 of our reports dated February 11, 2013, relating to the consolidated financial statements of athenahealth, Inc. and subsidiaries, and the effectiveness of athenahealth, Inc’s internal control over financial reporting appearing in this Annual Report on Form 10-K of athenahealth, Inc. for the year ended December 31, 2012.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
February 11, 2013